Exhibit 99.10

Execution Copy

ETE COMMON UNIT PURCHASE AGREEMENT

by and among

ENTERPRISE PRODUCTS PARTNERS L.P.,

ENTERPRISE ETE LLC

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

i

Schedule A — List of Purchasers and Allocations

Schedule B — Notice and Contact Information

Exhibit A — Form of Opinion of Andrews Kurth LLP

ii

ETE COMMON UNIT PURCHASE AGREEMENT

This ETE COMMON UNIT PURCHASE AGREEMENT, dated as of December 23, 2011 (this “Agreement”), is by and among ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (“Enterprise”), ENTERPRISE ETE LLC, a Delaware limited liability company and wholly owned subsidiary of Enterprise (“Enterprise ETE,” and together with Enterprise, the “Enterprise Parties”), on the one hand, and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”), on the other hand.

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of May 7, 2007, by and among Ray C. Davis (“Davis”), Avatar Holdings LLC, Avatar Investments LP, Natural Gas Partners VI, L.P. (“NGP”), Lon Kile, MHT Properties, Ltd., P. Brian Smith Holdings LP, LE GP, LLC and Enterprise GP Holdings L.P., Enterprise GP Holdings L.P. acquired 38,976,090 common units representing beneficial interests in Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE,” and such common units the “ETE Common Units”);

WHEREAS, in connection with the purchase and sale of the ETE Common Units, ETE, Enterprise GP Holdings L.P., Davis and NGP entered into that certain Unitholder Rights and Restrictions Agreement, dated May 7, 2007, detailing certain rights and restrictions of the parties thereto in connection with the purchase and sale of the ETE Common Units (the “Rights Agreement”);

WHEREAS, on November 22, 2010, in connection with the merger of Enterprise GP Holdings L.P. with and into Enterprise ETE and subsequent contribution of the membership interests of Enterprise ETE to Enterprise Products Operating LLC, Enterprise ETE became the record holder of the ETE Common Units; and

WHEREAS, Enterprise desires to cause Enterprise ETE to sell to the Purchasers, and the Purchasers desire to purchase from Enterprise ETE, certain of the ETE Common Units, in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Enterprise Parties, jointly and severally, and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2(a).

“Closing Date” has the meaning specified in Section 2.2(a).

“Commission” means the United States Securities and Exchange Commission.

“Davis” has the meaning set forth in the recitals.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended.

“Delaware LP Act” has the meaning set forth in Section 3.3(a).

“DTC” has the meaning set forth in Section 2.2(b).

“Enterprise” has the meaning set forth in the introductory paragraph.

“Enterprise Entities” means each of the General Partner, Enterprise, Enterprise ETE, the OLPGP, the Operating LLC and their respective Subsidiaries.

“Enterprise ETE” has the meaning set forth in the introductory paragraph.

“ETE Common Units” has the meaning set forth in the recitals.

“Enterprise Parties” has the meaning set forth in the introductory paragraph.

“Enterprise Related Parties” has the meaning specified in Section 6.2.

“ETE” has the meaning set forth in the recitals.

“ETE Partnership Agreement” means the agreement of limited partnership of ETE, as amended and/or restated on or prior to the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of Enterprise.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Enterprise Parties mean a Governmental Authority having jurisdiction over the Enterprise Entities or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Period” has the meaning set forth in Section 5.2.

“OLPGP” means Enterprise Products OLPGP, Inc., a Delaware corporation and the managing member of Operating LLC.

“Operating LLC” means Enterprise Products Operating LLC, a Texas limited liability company.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means, the 22,762,636 ETE Common Units to be sold hereunder, and with respect to a particular Purchaser, the number of ETE Common Units equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Unit Price.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Rights Agreement” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Transaction Documents” means the Purchase Agreement and any other agreements or instruments executed and delivered by the Parties hereunder.

“Unit Price” has the meaning specified in Section 2.1(b).

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, Enterprise ETE hereby agrees to sell, and Enterprise agrees to cause Enterprise ETE to sell, to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from Enterprise ETE, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay Enterprise ETE the Unit Price for each Purchased Unit as set forth in paragraph (b) below. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Enterprise Parties.

(b) The amount per ETE Common Unit each Purchaser will pay to Enterprise ETE to purchase the Purchased Units (the “Unit Price”) hereunder shall be $36.25; however, if for any reason the record date for the fourth quarter distribution (which is expected to be paid on or about February 15, 2012) is before the Closing, then the Unit Price to be paid by each Purchaser shall be reduced by the amount of the distribution per ETE Common Unit set on the record date and paid to Enterprise prior to the Closing Date and the Purchase Price set forth on Schedule A shall be updated accordingly (or, if the Closing Date occurs after the record date and prior to the payment of the distribution to Enterprise, then Enterprise shall refund such amount per ETE Common Units to each Purchaser if and to the extent paid to Enterprise, promptly and in any event within two Business Days after receipt of such payment).

Section 2.2 Closing; Delivery of and Payment for the Purchased Units.

(a) Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas, or such other location as mutually agreed by the parties, on January 18, 2012 or such other date as mutually agreed by the parties (the date of such closing, the “Closing Date”).

(b) Delivery of the Purchased Units attributable to each Purchaser shall be made to such Purchaser against payment by such Purchaser of the Purchase Price thereof to or upon the order of Enterprise ETE by wire transfer in immediately available funds to an account specified by Enterprise. Delivery of the Purchased Units shall be made either (i) with physical certificates issued in the name of the Purchasers that have requested physical certificates or (ii) to The Depository Trust Company (the “DTC”) for credit of each Purchaser using a securities intermediary’s account designated by such Purchaser in writing, or such other manner as the Purchaser shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of such Purchaser.

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(a) Each Enterprise Party shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Enterprise Party on or prior to the Closing Date;

(b) The representations and warranties of the Enterprise Parties contained in this Agreement shall be true and correct when made and as of the Closing Date (except that representations of the Enterprise Parties made as of a specific date shall be required to be true and correct as of such date only); and

(c) The Enterprise Parties shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the closing deliveries described in Section 2.6.

Section 2.5 Conditions of the Enterprise Parties. The obligation of the Enterprise Parties to consummate the sale of the Purchased Units to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by Enterprise in writing, in whole or in part, to the extent permitted by applicable Law):

(a) The representations and warranties of such Purchaser contained in this Agreement shall be true and correct when made and as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only); and

(b) Such Purchaser shall have delivered, or caused to be delivered, to the Enterprise Parties at the Closing such Purchaser’s closing deliveries described in Section 2.7.

By accepting delivery of the Purchased Units in a manner described in Section 2.2(b), each Purchaser shall be deemed to have represented to the Enterprise Parties that such Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Purchaser contained in this Agreement are true and correct as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

Section 2.6 Enterprise Parties Deliveries. At the Closing, subject to the terms and conditions hereof, the Enterprise Parties will deliver, or cause to be delivered, to each Purchaser:

(a) Satisfactory evidence from the transfer agent that the Purchased Units have been transferred to each Purchaser, free and clear of any notations of any pledges or any other encumbrances, other than transfer restrictions under the ETE Partnership Agreement, and without any restrictive legend thereon;

(b) A cross-receipt executed by the Enterprise Parties and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date;

(c) An opinion addressed to the Purchasers from Andrews Kurth LLP, legal counsel to the Enterprise Parties, dated as of the Closing, in the form and substance attached hereto as Exhibit A; and

(d) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of Enterprise, in their capacities as such, stating that:

(i) Each Enterprise Party has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and

(ii) The representations and warranties of the Enterprise Parties contained in this Agreement are true and correct as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Enterprise Parties:

(a) Payment to Enterprise ETE of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds to an account designated by Enterprise, which account must be designated in writing at least two Business Days prior to the Closing Date; and

(b) A cross-receipt executed by such Purchaser and delivered to the Enterprise Parties certifying that it has received its Purchased Units as of the Closing Date.

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser herein are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser herein. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the

Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ENTERPRISE PARTIES

The Enterprise Parties, jointly and severally, represent and warrant to each Purchaser as follows:

Section 3.1 Existence. Each Enterprise Party has been duly formed and is validly existing in good standing under the laws of its respective jurisdiction of formation, with all limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, in each case in all material respects.

Section 3.2 Authorization, Enforceability . Each Enterprise Party has all necessary limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by each Enterprise Party of this Agreement has been duly authorized by all necessary action on the part of each Enterprise Party; and this Agreement constitutes the legal, valid and binding obligation of each Enterprise Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.3 ETE Common Unit Ownership; Entity Ownership.

(a) As of the date hereof and immediately prior to the sale of ETE Common Units pursuant to this Agreement, Enterprise ETE is the holder of record of all of the Purchased Units, and Enterprise ETE (or its predecessor) has continuously held of record such Purchased Units since May 7, 2007. Enterprise ETE has, and immediately prior to the Closing will have, good and valid title to the Purchased Units. To the knowledge of the Enterprise Parties, all of the Purchased Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the ETE Partnership Agreement and are fully paid (to the extent required under the ETE Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”).

(b) Upon delivery of the Purchase Price, Enterprise ETE will convey to the Purchaser on the Closing Date the Purchased Units free and clear of any Liens other than Liens set forth in the ETE Partnership Agreement.

(c) Enterprise ETE is an indirect wholly owned subsidiary of Enterprise.

Section 3.4 No Conflict. None of (i) the offering and sale by the Enterprise Parties of the Purchased Units, (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties, or (iii) the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Entities, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, the Rights Agreement, (C) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Enterprise Entities is a party or by which any of them or any of their respective properties or assets may be bound, or (D) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Enterprise Entities or any of their respective properties or assets, which conflicts, breaches, violations, defaults or liens, in the case of clause (C), would, individually or in the aggregate, materially impair the ability of any of the Enterprise Parties to perform their obligations under this Agreement.

Section 3.5 No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Enterprise Entities or any of their respective properties is required in connection with (i) the offering and sale by the Enterprise Parties of the Purchased Units in the manner contemplated in this Agreement, (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement, other than filings by the Enterprise Parties required under Section 13 and Section 16 under the Exchange Act.

Section 3.6 No Rights of First Refusal. Neither the execution of this Agreement nor the sale of the Purchased Units as contemplated by this Agreement gives rise to any rights of first refusal, rights of first offer or similar rights under any agreement to which either Enterprise Party is a party that would entitle any Person to purchase or otherwise acquire any of the Purchased Units or require that an offer to purchase or acquire any of the Purchased Units be made to any Person.

Section 3.7 Litigation. As of the date hereof, there are no legal or governmental proceedings pending to which any Enterprise Party is a party which challenges the validity of any of this Agreement or the right of the Enterprise Parties to enter into this Agreement or to consummate the transactions contemplated hereby and, to the knowledge of Enterprise, no such proceedings are threatened by Governmental Authorities or others.

Section 3.8 Certain Fees. No fees or commissions are or will be payable by the Enterprise Parties to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. The Enterprise Parties, jointly and severally, agree to indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Enterprise Parties in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.9 No Side Agreements. There are no agreements by, among or between the Enterprise Parties or any of their Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement nor promises or inducements for future transactions between or among any of such parties.

Section 3.10 No Registration. The sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act under Section 4(1) thereunder.

Section 3.11 Matters Pertaining to ETE and the Purchased Units.

(a) The Enterprise Parties have no knowledge of any material fact, condition or information pertaining to ETE and its Subsidiaries not disclosed in the reports of ETE filed under Section 13 or 15(d) of the Exchange Act, as applicable.

(b) Neither of the Enterprise Parties is, nor has an Enterprise Party been during the preceding three months, an “affiliate” of ETE, as such term is defined in both Rule 144(a)(1) and Rule 405 of the Securities Act.

(c) The Enterprise Parties have no knowledge of any failure on behalf of ETE to (i) file any reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date hereof, other than Form 8-K reports, or (ii) submit electronically and post on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Enterprise Parties that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Enterprise Parties from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Enterprise Parties and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement.

Section 5.2 Lock-Up Agreement. The Enterprise Parties agree, for a period of 45 days from the date of this Agreement (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any ETE Common Units or securities convertible into, or exchangeable for ETE Common Units, or sell or grant options, rights or warrants with respect to any ETE Common Units or securities convertible into or exchangeable for ETE Common Units (other than additional sales of ETE Common Units to any of the Purchasers at a price of no less than the Purchase Price), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such ETE Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ETE Common Units or other securities, in cash or otherwise, (iii) request or demand that a registration statement be filed, including any amendments, with respect to the registration of any ETE Common Units or securities convertible, exercisable or exchangeable into ETE Common Units or (iv) publicly disclose the intention to do any of the foregoing.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Enterprise Parties. Each of the Enterprise Parties, jointly and severally, agrees to indemnify each Purchaser and its officers, directors, managers, general partners, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Enterprise Parties contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Enterprise Parties and their respective officers, directors, managers, general partners, employees and agents (collectively, “Enterprise Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Enterprise Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after any Enterprise Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of hereof, and the remaining provisions shall remain in full force and effect. This Agreement been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.2, 3.3, 3.4, 3.5, 3.8, 3.9, 3.10, 3.11, 4.2 and 4.4 shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth hereunder shall survive for a period of 12 months, in each case following the Closing Date, regardless of any investigation made by or on behalf of the Enterprise Parties or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendment; Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Enterprise Parties from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Enterprise Party in any case shall entitle such Enterprise Party to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Enterprise Parties, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Enterprise Parties. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Enterprise Parties (which consent shall not be unreasonably withheld by the Enterprise Parties).

Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, via electronic mail, or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

with a copy to:
Laura L. Tyson, Esq.
Baker Botts LLP
98 San Jacinto Blvd, Suite 1500
Austin, TX 78701-4078
laura.tyson@bakerbotts.com
Facsimile: 512.322.2556

(b)	If to the Enterprise Parties:

Enterprise Products Partners L.P.
1100 Louisiana Street, 10th Floor
Houston, TX 77002
Attention: General Counsel
Facsimile: 713.381.6570

or to such other address as the Enterprise Parties or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Enterprise Parties or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.7 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.9 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of the Purchasers that have agreed to acquire a majority of the Purchased Units, upon a breach in any material respect by the Enterprise Parties of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii) if the Closing shall not have occurred by January 23, 2012.

(c) In the event of the termination of this Agreement as provided in this Section 7.9, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.10 Costs and Expenses. Each party shall be responsible for such party’s own expenses in connection with this Agreement and the transactions contemplated hereby; provided, each Purchaser agrees to pay to Baker Botts L.L.P. its pro rata portion of the legal fees and expenses incurred by Baker Botts L.L.P., as counsel to certain Purchasers and for its role in facilitating the process, in proportion to the aggregate number of Purchased Units set forth opposite the names of such Purchasers on Schedule A.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC, its general partner

By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President and Chief Financial Officer

ENTERPRISE ETE LLC

By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President and Chief Financial Officer

Signature Page to Unit Purchase Agreement

KAYNE ANDERSON MLP FUND, LP
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON REAL ASSET FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, LP
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON INCOME PARTNERS, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

Signature Page to Unit Purchase Agreement

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, LP
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON SPECIALTY FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

ENERGY INFRASTRUCTURE FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

Signature Page to Unit Purchase Agreement

CORNELL UNIVERSITY
By: Kayne Anderson Capital Advisors, L.P., as its Advisor

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

FIRST ENERGY NUCLEAR GENERATION CORP.
By: Kayne Anderson Capital Advisors, L.P., as its Manager

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

TOLEDO EDISON COMPANY
By: Kayne Anderson Capital Advisors, L.P., as its Manager

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

Signature Page to Unit Purchase Agreement

KAYNE ANDERSON CAPITAL ADVISORS, L.P.

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

Signature Page to Unit Purchase Agreement

KA FIRST RESERVE, LLC
By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.
By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

Signature Page to Unit Purchase Agreement

NATIONWIDE MUTUAL INSURANCE COMPANY

By:	/s/ David A. Vergance, Jr.
David A. Verbance, Jr.
Vice President

Signature Page to Unit Purchase Agreement

KELCY WARREN PARTNERS, L.P.
By:	Warren Capital Corp., its general partner

By:	/s/ Kelcy L. Warren
Kelcy L. Warren
President

Signature Page to Unit Purchase Agreement

KENDALL FAMILY INVESTMENTS, LLC

By:	/s/ James C. Baker
James C. Baker
Managing Director

Signature Page to Unit Purchase Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mary R. Linehan
Mary R. Linehan
Its Authorized Representative

Signature Page to Unit Purchase Agreement

EAGLE INCOME APPRECIATION PARTNERS, L.P.
By: Eagle Income Appreciation GP, LLC, its General Partner
By: Eagle Global Advisors, LLC, its Managing Member

By:	/s/ Malcom Day
Malcom Day
Partner

EAGLE INCOME APPRECIATION II, L.P.
By: Eagle Income Appreciation GP, LLC, its General Partner
By: Eagle Global Advisors, LLC, its Managing Member

By:	/s/ Malcom Day
Malcom Day
Partner

Signature Page to Unit Purchase Agreement

Tortoise Energy Infrastructure Corporation

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

Signature Page to Unit Purchase Agreement

Tortoise Energy Capital Corporation

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

Signature Page to Unit Purchase Agreement

Tortoise MLP Fund, Inc.

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

Signature Page to Unit Purchase Agreement

Tortoise North American Energy Corporation

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President

Signature Page to Unit Purchase Agreement

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:	/s/ Quinn T. Kiley
Quinn T. Kiley
Vice President

MLP & STRATEGIC EQUITY FUND INC.

By:	/s/ Quinn T. Kiley
Quinn T. Kiley
Portfolio Manager

NUVEEN ENERGY MLP TOTAL RETURN FUND

By:	/s/ Quinn T. Kiley
Quinn T. Kiley
Portfolio Manager

FAMCO MLP & ENERGY INCOME FUND

By:	/s/ Quinn T. Kiley
Quinn T. Kiley
Vice President

FAMCO MLP & ENERGY INFRASTRUCTURE FUND

By:	/s/ Quinn T. Kiley
Quinn T. Kiley
Vice President

TEACHERS’ RETIREMENT SYSTEM OF OKLAHOMA

By:	/s/ Quinn T. Kiley
Quinn T. Kiley
Portfolio Manager

Signature Page to Unit Purchase Agreement

SPRING CREEK CAPITAL, LLC

By:	/s/ Brock Nelson
Brock Nelson
President

Signature Page to Unit Purchase Agreement

SALIENT MLP FUND, LP
By: Salient Capital Advisors, LLC

By:	/s/ John Blaisdell
John Blaisdell
Chief Executive Officer

HEB BRAND SAVINGS AND RETIREMENT PLAN TRUST C/O SALIENT CAPITAL ADVISORS, LLC
By: Salient Capital Advisors, LLC

By:	/s/ John Blaisdell
John Blaisdell
Chief Executive Officer

HFR RVA SALIENT MLP 1.25X MASTER TRUST C/O SALIENT CAPITAL ADVISORS, LLC
By: Salient Capital Advisors, LLC

By:	/s/ John Blaisdell
John Blaisdell
Chief Executive Officer

SALIENT MLP & ENERGY INFRASTRUCTURE FUND, INC.
By: Salient Capital Advisors, LLC

By:	/s/ John Blaisdell
John Blaisdell
Chief Executive Officer

STANMORE MLP SECURITIES
By: Salient Capital Advisors, LLC

By:	/s/ John Blaisdell
John Blaisdell
Chief Executive Officer

Signature Page to Unit Purchase Agreement

BELMONT OPPORTUNITY FUND LP
By: Salient Capital Advisors, LLC

By:	/s/ John Blaisdell
John Blaisdell
Chief Executive Officer

Signature Page to Unit Purchase Agreement

PHILIP R. LANE TRUST

By:	/s/ Philip R. Lane
Philip R. Lane
Trustee

Signature Page to Unit Purchase Agreement

TURNO LIMITED LIABILITY COMPANY

By:	/s/ Anthony Mayer
Anthony Mayer
President

Signature Page to Unit Purchase Agreement

Schedule A – List of Purchasers and Allocations

Purchaser	Purchase Price	ETE Common Units
Kayne Anderson MLP Fund, LP	$9,999,997.50	275,862
Kayne Anderson Real Asset Fund, L.P.	$999,992.50	27,586
Kayne Anderson Midstream Institutional Fund, LP	$1,499,988.75	41,379
Kayne Anderson Income Partners, L.P.	$999,992.50	27,586
Kayne Anderson Capital Income Partners (QP), LP	$4,000,006.25	110,345
Kayne Anderson Non-Traditional Investments, LP	$3,000,013.75	82,759
Kayne Midstream Specialty Fund, L.P.	$999,992.50	27,586
Energy Infrastructure Fund, L.P.	$499,996.25	13,793
Cornell University	$750,012.50	20,690
First Energy Nuclear Generation Corp.	$4,999,998.75	137,931
Toledo Edison Company	$699,987.50	19,310
Kayne Anderson Capital Advisors, L.P.	$4,999,998.75	137,931
Kayne Anderson MLP Investment Company	$19,999,995.00	551,724
Kayne Anderson Energy Total Return Fund, Inc.	$9,999,997.50	275,862
Kayne Anderson Midstream/Energy Fund, Inc.	$7,500,016.25	206,897
Kayne Anderson Energy Development Company	$4,999,998.75	137,931
KA First Reserve, LLC	$324,999,991.25	8,965,517
Nationwide Mutual Insurance Company	$19,999,995.00	551,724
Kelcy Warren Partners, L.P.	$36,250,000.00	1,000,000
Kendall Family Investments, LLC	$140,000,001.25	3,862,069
The Northwestern Mutual Life Insurance Company	$9,999,997.50	275,862
Eagle Income Appreciation Partners, L.P.	$10,339,986.25	285,241
Eagle Income Appreciation II, L.P.	$8,660,016.25	238,897
Tortoise MLP Fund, Inc.	$16,190,011.00	446,621
Tortoise Energy Infrastructure Corporation	$16,149,991.00	445,517
Tortoise Energy Capital Corporation	$8,379,985.00	231,172
Tortoise North American Energy Corporation	$2,130,014.00	58,759
Fiduciary/Claymore MLP Opportunity Fund	$37,587,625.00	1,036,900
MLP & Strategic Equity Fund Inc.	$9,638,875.00	265,900
Nuveen Energy MLP Total Return Fund	$11,266,500.00	310,800
FAMCO MLP & Energy Income Fund	$1,990,125.00	54,900
FAMCO MLP & Energy Infrastructure Fund	$1,305,000.00	36,000
Teachers’ Retirement System of Oklahoma	$3,407,500.00	94,000
Spring Creek Capital, LLC	$74,999,981.25	2,068,965
Salient MLP Fund, LP	$5,018,051.25	138,429
HEB Brand Savings and Retirement Plan Trust c/o Salient Capital Advisors, LLC	$1,137,452.50	31,378
HFR RVA Salient MLP 1.25x Master Trust c/o Salient Capital Advisors, LLC	$836,323.75	23,071
Salient MLP & Energy Infrastructure Fund, Inc.	$6,690,698.75	184,571
Stanmore MLP Securities	$150,546.25	4,153
Belmont Opportunity Fund LP	$66,917.50	1,846
Philip R. Lane Trust	$999,992.50	27,586
Turno Limited Liability Company	$999,992.50	27,586

TOTAL	$825,145,554.75	22,762,636

Schedule A to Unit Purchase Agreement

Schedule B – Notice and Contact Information

KA First Reserve, LLC

Kayne Anderson Capital Advisors, L.P.

717 Texas, Suite 3100

Houston, Texas 77002

Attention: James Baker

Facsimile: (713) 655-7359

jbaker@kaynecapital.com

with a copy to:

Gary Reaves

First Reserve Corporation

600 Travis, Suite 6000

Houston, Texas 77002

Facsimile: (713) 437-5147

greaves@firstreserve.com

Kayne Anderson MLP Investment Company Kayne Anderson Energy Total Return Fund, Inc. Kayne Anderson Midstream/Energy Fund, Inc. Kayne Anderson Energy Development Company	Kayne Anderson Capital Advisors, L.P. 717 Texas, Suite 3100 Houston, Texas 77002 Attention: James Baker Facsimile: (713) 655-7359 jbaker@kaynecapital.com

Kayne Anderson MLP Fund, LP

Kayne Anderson Real Asset Fund, L.P.

Kayne Anderson Midstream Institutional Fund, LP

Kayne Anderson Income Partners, L.P.

Kayne Anderson Capital Income Partners (QP), LP

Kayne Anderson Non-Traditional Investments, LP

Kayne Midstream Specialty Fund, L.P.

Energy Infrastructure Fund, L.P.

Kayne Anderson Capital Advisors, L.P.

Cornell University

First Energy Nuclear Generation Corp.

Toledo Edison Company

Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067 Attention: David Shladovsky
Nationwide Mutual Insurance Company	Nationwide Investments - Private Equity One Nationwide Plaza, 1-5-705 Columbus, OH 43215 Attention: Anthony M. Tanner Facsimile: (614) 249-0282 tannera@nationwide.com
Kelcy Warren Partners, L.P.	3738 Oak Lawn Avenue Dallas, Texas 75219 with a copy to: Mack & Matheson PLLC 4925 Greenville Avenue, Suite 880 Dallas, Texas 75206

Schedule B to Unit Purchase Agreement

Kendall Family Investments, LLC	1251 Avenue of the Americas New York, New York 10020 Attention: Chief Financial Officer
The Northwestern Mutual Life Insurance Company

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Sean Twohig

Facsimile: (414) 665-7124

with copy to:

Abim Kolawole, Esq.

abimkolawole@northwesternmutual.com

fax: (414) 625-1748

Eagle Income Appreciation Partners, L.P. Eagle Income Appreciation II, L.P.	Eagle Global Advisors 5847 San Felipe, Suite 930 Houston, Texas 77057 Attention: Malcom Day
Tortoise MLP Fund, Inc. Tortoise Energy Infrastructure Corporation Tortoise Energy Capital Corporation Tortoise North American Energy Corporation	Tortoise Capital Advisors, LLC 11550 Ash Street, Suite 300 Leawood, Kansas 66211 Attention: Zach Hamel

Fiduciary/Claymore MLP Opportunity Fund

MLP & Strategic Equity Fund Inc.

Nuveen Energy MLP Total Return Fund

FAMCO MLP & Energy Income Fund

FAMCO MLP & Energy Infrastructure Fund

Teachers’ Retirement System of Oklahoma

Fiduciary Asset Management LLC 8235 Forsyth Blvd, Suite 700 St. Louis, Missouri 63105 Attention: Quinn Kiley
Spring Creek Capital, LLC	Spring Creek Capital, LLC 4111 East 37th St. North Wichita, Kansas 67212 Attention: Brock Nelson Facsimile: (316) 828-7101 nelsonb@kochind.com

Salient MLP Fund, LP

HEB Brand Savings and Retirement Plan Trust c/o

Salient Capital Advisors, LLC

HFR RVA Salient MLP 1.25X Master Trust c/o Salient

Capital Advisors, LLC

Salient MLP & Energy Infrastructure Fund, Inc.

Stanmore MLP Securities

Belmont Opportunity Fund LP

Salient MLP Fund, LP 4265 San Felipe, Suite 800 Houston, TX 77027 Attn: Salient Capital Advisor LLC - MLP Fund Operations
Philip R. Lane Trust	Philip R. Lane Trust Attn: Philip Lane 102 North Cascade, Suite 610 Colorado Spring, CO 80903

Schedule B to Unit Purchase Agreement

Turno Limited Liability Company	Mundo, L.L.C. Attn: Benjamin Novak 210 University Blvd., Suite 650 Denver, CO 80206

Schedule B to Unit Purchase Agreement

Exhibit A – Form of Opinion of Andrews Kurth LLP

1. Each of the Enterprise Parties is validly existing as a limited liability company or limited partnership, as applicable, and in good standing under the laws of the State of Delaware.

2. As of the date hereof immediately prior to the sale of ETE Common Units pursuant to this Agreement, Enterprise ETE is the holder of record of the Purchased Units.

3. Upon the payment for the Purchased Units to be sold by Enterprise ETE in accordance with this Agreement and the credit of the Purchased Units to the securities account of a “securities intermediary” (within the meaning of Section 8.102(a)(14) of the Texas Uniform Commercial Code (the “UCC”) maintained with The Depository Trust Company for credit for the Purchaser’s account, assuming neither the Purchaser nor such securities intermediary has any “notice of an adverse claim” (within the meaning of Section 8.105 of the UCC) to such Purchased Units and the Purchaser is identified in the records of such securities intermediary as the person having a security entitlement against such securities intermediary with respect to the Purchased Units, the Purchaser will have a “security entitlement” (as defined in Section 8.102(a)(17) of the UCC) with respect to the Purchased Units purchased by such Purchaser, and no action based on an adverse claim to such Purchased Units credited to such securities account, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted against the Purchaser.

4. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

5. None of (i) the offering and sale by the Enterprise Parties of the Purchased Units, (ii) the execution, delivery and performance of this Transaction Documents by the Enterprise Parties, or (iii) the consummation of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Parties, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, the Rights Agreement, (C) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, (1) any agreement filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, [2010] or any subsequent report filed by the Partnership under the Exchange Act and (2) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Enterprise ETE is a party or by which it or its properties or assets may be bound, or (D) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Enterprise Parties or any of their respective properties or assets, which conflicts, breaches, violations, defaults or liens, in the case of clause (C), would, individually or in the aggregate, materially impair the ability of any of the Enterprise Parties to perform their obligations under the Transaction Documents; provided, however, that for purposes of this paragraph, such counsel expresses no opinion with respect to federal or state securities laws or other antifraud laws.

Exhibit A to Unit Purchase Agreement

6. Neither of the Enterprise Parties is, nor has an Enterprise Party been during the preceding three months, an “affiliate” of ETE, as such term is defined in both Rule 144(a)(1) and Rule 405 of the Securities Act.

7. The sale of the Purchased Units by Enterprise ETE pursuant to the Agreement is exempt from registration requirements of the Securities Act under Section 4(1) thereunder.

Exhibit A to Unit Purchase Agreement